                                                                     EXHIBIT 2.2

         FIRST AMENDMENT TO ACQUISITION DOCUMENTS made and entered into as of July 3, 2002, by and among ConAgra Foods, Inc., a Delaware corporation ("ConAgra"), HMTF Rawhide, L.P., a Delaware limited partnership ("Acquisition LP"), and S&C Holdco, Inc., a Delaware corporation ("Holdco").

                                    RECITALS:

         WHEREAS, the parties hereto are parties to the Agreement dated May 20, 2002 (the "Acquisition Agreement");

         WHEREAS, the Acquisition Agreement contemplates the execution at the Closing of various agreements attached as Exhibits to the Acquisition Agreement (the "Ancillary Documents" and together with the Acquisition Agreement, the "Acquisition Documents");

         WHEREAS, Section 2.1.9 of the Acquisition Agreement currently provides that prior to Closing Holdco shall change its name to "Swift & Company;"

         WHEREAS, certain Ancillary Documents to be executed at the Closing have been prepared in a manner that anticipates the name change contemplated by
Section 2.1.9 of the Acquisition Agreement and thereby reflect that at the Closing Holdco's name shall be "Swift & Company;"

         WHEREAS, the parties desire to amend Section 2.1.9 of the Acquisition Agreement and the Ancillary Documents to provide and reflect that prior to the Closing Holdco's name shall be changed to "Swift Foods Company" rather than "Swift & Company;"

         WHEREAS, ConAgra has caused S&C Holdco 3, Inc. to incorporate Swift Meats Holding Company (defined as "U.S. Acquisition Co." in the Acquisition Agreement) pursuant to Section 2.1.4 of the Acquisition Agreement;

         WHEREAS, U.S. Acquisition Co. is a party to certain of the Ancillary Documents to be executed at the Closing; and

         WHEREAS, the parties desire to amend the Acquisition Agreement and the Ancillary Documents to provide and reflect that prior to the Closing U.S. Acquisition Co.'s name shall be changed to "Swift & Company."

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         Section 1. Corporate Name Change of Holdco in Acquisition Agreement.
Section 2.1.9 of the Acquisition Agreement shall be deleted in its entirety and the following revised Section 2.1.9 shall be deemed inserted in place thereof as of the date hereof:

                  2.1.9 ConAgra shall use its reasonable efforts to cause Holdco to change its corporate name to "Swift Foods Company" in its jurisdiction of incorporation and each other jurisdiction in which it is qualified to do business as set forth on
                           Schedule 7.1.

         Section 2. Corporate Name Change of Holdco in Ancillary Documents. At or prior to the Closing each Ancillary Document that is to be executed at the Closing that currently provides or reflects that Holdco's name is to be changed to Swift & Company by or before and as of the Closing shall be amended as necessary to reflect that Holdco's name shall be changed to "Swift Foods Company."

         Section 3. Corporate Name Change of U.S. Acquisition Co. in Acquisition Agreement. The following new Section 2.1.30 shall be deemed inserted in Article 2 of the Acquisition Agreement as of the date hereof:

                  2.1.30 ConAgra shall use its reasonable efforts to cause U.S. Acquisition Co. to change its corporate name to "Swift & Company" in its jurisdiction of incorporation and each other jurisdiction in which it is qualified to do business as set forth on Schedule 7.1.

         Section 4. Corporate Name Change of U.S. Acquisition Co. in Ancillary Documents. At or prior to the Closing each Ancillary Document that is to be executed at the Closing that currently reflects U.S. Acquisition Co.'s name as "Swift Meats Holding Company" shall be amended as necessary to reflect that U.S. Acquisition Co.'s name shall be changed to "Swift & Company."

         Section 5. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Acquisition Agreement.

         Section 6. Acquisition Agreement Amendment Provision. This First Amendment to Acquisition Documents is executed, delivered and made effective in accordance with Section 15.2 of the Acquisition Agreement.

         Section 7. Effect on Acquisition Documents. Except as specifically amended hereby, all terms, provisions and conditions of the Acquisition Documents shall remain in full force and effect.

         Section 8. Amendments. This First Amendment to Acquisition Documents shall not be amended except in a writing signed by all the parties hereto.

         Section 9. Counterparts. This First Amendment to Acquisition Documents may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same instrument.

         Section 10. Applicable Law. This First Amendment to Acquisition Documents and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in Delaware.

         Section 11. Consent to Jurisdiction. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR DELAWARE STATE COURT SITTING IN WILMINGTON, DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.



                            [SIGNATURE PAGE FOLLOWS]

         The undersigned parties have executed this First Amendment to Acquisition Documents as of the date first set forth above.



                                      CONAGRA FOODS, INC.


                                      By:   /s/ DWIGHT J. GOSLEE
                                            ------------------------------------
                                            Dwight J. Goslee,
                                            Executive Vice President, Operations
                                            Control and Development


                                      HMTF RAWHIDE, L.P.

                                      By:   HMTF RW, L.L.C., its General Partner

                                            By:   Hicks, Muse, Tate & Furst
                                                  Equity Fund V, L.P.,
                                                  its sole member

                                                  By:    HM5/GP LLC, its General
                                                         Partner


                                                         By: /s/ EDWARD HERRING
                                                             -------------------
                                                             Edward Herring,
                                                             Vice President


                                      S&C HOLDCO, INC.


                                      By:   /s/ DWIGHT J. GOSLEE
                                            ------------------------------------
                                            Dwight J. Goslee, President